UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported) May 2, 2022

AMCON DISTRIBUTING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-15589	47-0702918
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7405 Irvington Road, Omaha NE 68122

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 402-331-3727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFO 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 8.01	OTHER EVENTS.

AMCON Distributing Company ("AMCON") previously has held a minority ownership interest in Team Sledd LLC (“Team Sledd”), a West Virginia wholesale distributor serving the convenience store industry, which is jointly owned by Chas. M. Sledd Company (“Sledd”) and AMCON, and accounted for by AMCON as an equity method investment.

Pursuant to an operating agreement and a contribution agreement between AMCON and Sledd, Sledd’s membership interest in Team Sledd may be redeemed over a period of years, with such redemptions being funded from the operations of Team Sledd. Any such redemptions would result in a corresponding increase in AMCON’s ownership interest in Team Sledd.

On May 2, 2022, Team Sledd redeemed additional membership interests from Sledd resulting in a change in the ownership structure and thereby conveying control of Team Sledd’s membership and Team Sledd’s Board of Directors to AMCON. AMCON has a 56% ownership interest in Team Sledd and Sledd has a 44% ownership interest in Team Sledd after the completion of this transaction. Accordingly, AMCON intends to fully consolidate Team Sledd’s financial results into its financial statements in future reporting periods.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCON DISTRIBUTING COMPANY
(Registrant)

Date: May 5, 2022	/s/ Charles J. Schmaderer

	Name:	Charles J. Schmaderer
	Title:	Vice President, Chief Financial Officer and Secretary

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